                                                                    EXHIBIT 23.2



                 [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]



                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made part of this registration statement.


 /s/ ARTHUR ANDERSEN, LLP
--------------------------------


Atlanta, Georgia
January 28, 1999